EXHIBIT 99.1

GSI Technology Concludes Strategic Alternatives Review

SUNNYVALE, Calif., March 18, 2026 (GLOBE NEWSWIRE) -- GSI Technology, Inc. (Nasdaq: GSIT) today announced that its Board of Directors has concluded the Company’s previously announced review of strategic alternatives. In reaching this determination, the Board considered the Company’s operational and financial progress and the strengthened balance sheet following the October 2025 capital raise, which provided additional resources to support GSI Technology’s go-forward plan.

As part of the review, the Board and its advisors engaged with multiple parties and evaluated a range of potential alternatives. After careful consideration, the Board concluded that continuing to execute the Company’s standalone strategy is in the best interests of stockholders at this time. The Company intends to focus on driving commercialization of its high-performance memory and compute solutions, advancing key customer programs, and prudently allocating capital to initiatives that support sustainable growth. This decision reflects the Company’s view that the October 2025 financing further positions GSI Technology to pursue its strategic and operational objectives.

ABOUT GSI TECHNOLOGY
GSI Technology is at the forefront of the AI revolution with our groundbreaking APU technology, designed for unparalleled efficiency in billion-item database searches and high-performance computing. GSI’s innovations, Gemini-I® and Gemini-II®, offer scalable, low-power, high-capacity computing solutions that redefine edge computing capabilities. GSI Technology is headquartered in Sunnyvale, California, and has sales offices in the Americas, Europe, and Asia. For more information, please visit www.gsitechnology.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding GSI Technology’s expectations, beliefs, intentions, or strategies regarding the future, including statements regarding the conclusion of GSI Technology’s strategic alternatives review, the expected benefits of continuing to execute GSI Technology’s standalone strategy, GSI Technology’s plans to drive commercialization of its high-performance memory and compute solutions, its ability to advance key customer programs, and its plans to prudently allocate capital to initiatives that support sustainable growth.. All forward-looking statements included in this press release are based upon information available to GSI Technology as of the date hereof, and GSI Technology assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a variety of risks and uncertainties, which could cause actual results to differ materially from those projected. Examples of risks that could affect our current expectations regarding future revenues and gross margins include those associated with fluctuations in GSI Technology’s operating results; GSI Technology’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers and products in any period; global public health crises that reduce economic activity; the rapidly evolving markets for GSI Technology’s products and uncertainty regarding the development of these markets; delays or unanticipated costs that may be encountered in the development of new products based on our in-place associative computing technology and the establishment of new markets and customer and partner relationships for the sale of such products; intensive competition; the continued availability of government funding opportunities; delays or unexpected challenges related to the establishment of customer relationships and orders for GSI Technology’s radiation-hardened and tolerant SRAM products; the risk that GSI Technology’s decision to pursue a standalone strategy may not result in enhanced stockholder value; the possibility that potential strategic alternatives not pursued may have offered greater benefits; risks associated with GSI Technology’s ability to successfully execute its standalone business plan; GSI Technology’s ability to successfully commercialize its high-performance memory and compute solutions as anticipated; the risk that the October 2025 financing may not provide sufficient resources to fully execute GSI Technology’s strategy; uncertainty regarding GSI Technology’s ability to advance key customer programs on anticipated timelines; and the possibility that market conditions or business circumstances may change in a manner that would have made alternative strategic options more favorable. Many of these risks are currently amplified by and will continue to be amplified by, or in the future may be amplified by, economic and geopolitical conditions, such as worldwide inflationary pressures, policy unpredictability, the imposition of tariffs and other trade barriers, military conflicts and a challenging global economic environment. Further information regarding these and other risks relating to GSI Technology’s business is contained in the Company’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Source: GSI Technology, Inc.

Contacts:
Investor Relations
Hayden IR
Kim Rogers
541-904-5075
Kim@HaydenIR.com

Media Relations
Finn Partners for GSI Technology
Ricca Silverio
(415) 348-2724
gsi@finnpartners.com

Company
GSI Technology, Inc.
Douglas M. Schirle
Chief Financial Officer
408-331-9802